Exhibit 10.3

In accordance with Instruction 2 to Item 601 of Regulation S-K, below is a schedule setting forth details in which the omitted executed warrants differ from the form of warrant that follows:

Holder
Deerfield Partners, L.P.
Deerfield Private Design Fund III, L.P.

THIS WARRANT AND THE SECURITIES ISSUABLE IN CONNECTION HEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF” SALE, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF REASONABLE AND CUSTOMARY CERTIFICATIONS, OPINIONS OF COUNSEL AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.

WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
ACUTUS MEDICAL, INC.

Original Issue Date: June 30, 2022

FOR VALUE RECEIVED, the undersigned, Acutus Medical, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that [Deerfield Partners, L.P. / Deerfield Private Design Fund III, L.P.] or any transferee, assignee or other subsequent holder hereof (the “Holder”) is entitled to subscribe for and purchase, at the Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This Warrant is issued pursuant to that certain Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among the Company, the lenders from time to time party thereto, and Wilmington Trust, National Association, as the Administrative Agent (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”). The Common Shares issuable hereunder (the “Warrant Shares”) are entitled to the benefits of the Registration Rights Agreement (as defined below). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1.             Term. The right to subscribe for and purchase Warrant Shares represented hereby commences on the Original Issue Date and shall expire at 5:00 p.m. (New York City time) on June 30, 2030 (such period being the “Term”).

2.             Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)       Exercise of Warrant. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term by delivering to the Company (by electronic mail or otherwise in accordance with Section 10) written notice of such exercise in the form attached hereto as Exhibit A (each, an “Exercise Form”), duly completed and the applicable Exercise Price, which may be satisfied by a Cash Exercise or a Cashless Exercise (as each is defined below), for each Warrant Share as to which this Warrant is being exercised. The “Exercise Date” in respect of each exercise of this Warrant shall be defined as the date that the Exercise Form in respect of such exercise, duly completed, is delivered to the Company in accordance with the terms hereof. In the event that this Warrant has not been exercised in full as of the last Business Day during the Term and the Fair Market Value of one share of Common Stock on the Exercise Date exceeds the Exercise Price, the Holder shall be deemed to have exercised the purchase rights represented by this Warrant in full as a Cashless Exercise as of 4:59 p.m. (New York City time) on such last Business Day (and such last Business Day shall be deemed the Exercise Date for purposes of such exercise).

(b)       Cash Exercise. The Holder may pay the Exercise Price in respect of any Warrant Share(s) in cash (a “Cash Exercise”). In the case of a Cash Exercise, within two (2) Trading Days (or, if less, the number of Trading Days comprising the Standard Settlement Period on the Exercise Date) following the Exercise Date as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Exercise Form by wire transfer.

(c)       Net Issue Exercise. In lieu of paying the Exercise Price in respect of any Warrant Share(s) in cash using immediately available funds, the Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form (a “Cashless Exercise”), in which event the Company shall issue to the Holder, in respect of such Cashless Exercise, a number of Warrant Shares computed using the following formula:

Where: X	= the number of the Warrant Shares to be issued to the Holder pursuant to the Cashless Exercise.
Y	= the number of Warrant Shares with respect to which the Warrant is exercised on a Cashless Exercise basis.
A	= the Fair Market Value of one share of Common Stock on the Exercise Date.
B	= the Exercise Price (as adjusted to the date of such calculation).

(d)       Issuance of Warrant Shares and New Warrant. In the event of any exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, the Warrant Shares so purchased shall be delivered by the Company, (i) in the case of an exercise at a time when any of the Unrestricted Conditions is met as of the Exercise Date in respect of the Warrant Shares issuable upon such exercise, by causing the Company’s designated transfer agent (“Transfer Agent”) to electronically transmit the Warrant Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant Exercise Form, no later than the later of (x) two (2) Trading Days (or, if less, the number of Trading Days comprising the Standard Settlement Period) after the relevant Exercise Date and, (y) in the case of a Cash Exercise, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company, or (ii) in the case of an exercise at a time when the Warrant Shares issuable upon such exercise are required to bear a restrictive legend pursuant to Section 2(f)(i) because none of the Unrestricted Conditions is met in respect thereof, issue and dispatch by overnight courier to the address as specified in the Exercise Form, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, within the later of (x) five (5) Trading Days after the relevant Exercise Date and, (y) in the case of a Cash Exercise, two (2) Trading Days after the date the applicable aggregate Exercise Price is received by the Company; provided, that if the Transfer Agent is a “qualified custodian” (as defined in Rule 206(4)-2 (or successor thereto) under the Investment Advisers Act of 1940, as amended) as of the date of such issuance, then in lieu of the Company’s delivering certificates representing such Warrant Shares, the Transfer Agent shall electronically credit such Warrant Shares by book-entry in the name of the Holder (or its designee) on the books and records of such Transfer Agent and deliver a statement thereof to the Holder. For purposes hereof, “Delivery Period” means, in respect of each exercise of the Holder’s purchase right hereunder, the period commencing on the delivery of a duly completed Exercise Form in respect of such exercise and ending on the deadline for delivery of the Warrant Shares issuable in respect of such exercise, as set forth in this Section 2(d). Upon the exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2(d) the number of Warrant Shares issuable upon such exercise. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent in respect of such Warrant Shares and that such Warrant Shares will be free-trading and freely transferable if any of the Unrestricted Conditions is met as of the Exercise Date. Upon the delivery of an Exercise Form in accordance with Section 2(a) and, in the case of a Cash Exercise, delivery of the applicable aggregate Exercise Price, the Holder shall be deemed for purposes of dividends, distributions, the Exchange Act and any other applicable securities laws to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days following the date the final Exercise Form is delivered to the Company. Execution and delivery of an Exercise Form with respect to a partial exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the remaining number of Warrant Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the Warrant Share Number (and, therefore, the number of Warrant Shares available for purchase hereunder) at any given time may be less than the amount stated herein.

(e)       Transferability of Warrant. Subject to Section 2(f), this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment Form in the form attached hereto as Exhibit B. Within three (3) Trading Days of such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly thereafter be cancelled. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares immediately upon such assignment without having a new Warrant issued. The Holder shall pay any Transfer Taxes (as such term is defined in Section 5(b) below) imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Holder (except as provided above with respect to Transfer Taxes, if any) and any new Warrant issued shall be dated the date hereof.

(f)        Compliance with Securities Laws; Restrictive Legend.

(i)                  The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account, and not as a nominee for any other party, and that the Holder may not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws, including pursuant to Section 4(a)(7) of the Securities Act or in a so-called “4[(a)](1) and a half” transaction. In addition, the Holder, by the acceptance hereof, represents that, upon any exercise of this Warrant pursuant to a Cash Exercise, (A) the Holder will acquire the Warrant Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Shares, except pursuant to sales or other transactions registered or exempt from registration under the Securities Act (provided, however, that by making the representations herein, the Holder does not agree to hold any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time pursuant to registration or an exemption from registration under the Securities Act); and (B) the Holder will be an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, unless contemporaneous with the delivery of such Exercise Form, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder's exercise of this Warrant pursuant to such Cash Exercise and the Company's obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of the Warrant Shares upon exercise of this Warrant shall not violate the registration requirement of the Securities Act, and the time periods for the Company's compliance with its obligations set forth in Section 2 shall be tolled until the Holder provides the Company with such other representations as the Company considers reasonably necessary to assure the Company that the issuance of the Warrant Shares upon exercise of this Warrant shall not violate any United States or state securities laws.

(ii)                  Except as provided in paragraph (iii) below, the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (the “Securities Law Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE SUCH AS A SO CALLED “4[(A)(1) AND A HALF” SALE, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE, ASSIGNMENT OR OTHER DISPOSITION TO REQUIRE THE DELIVERY OF REASONABLE AND CUSTOMARY CERTIFICATIONS, OPINIONS OF COUNSEL AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.

(iii)                  The Warrant Shares (and any certificates or electronic book entries evidencing the Warrant Shares) shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof (including the Securities Law Legend) and shall not be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such Warrant Shares is effective under the Securities Act, subject to the Holder’s delivery to the Company of an undertaking that such Holder will only sell or otherwise transfer such shares pursuant to such effective registration under the Securities Act or Rule 144 under the Securities Act, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein (the “Undertaking”), provided that no Holder shall be required to give an Undertaking in respect of shares as to which a prior Undertaking has been delivered by such Holder and has not been withdrawn by such Holder, or (B) if the Holder provides customary paperwork to the effect that it has sold such Warrant Shares pursuant to Rule 144 under the Securities Act, or (C) if such Warrant Shares are eligible for sale under Rule 144(b)(1) (without the application of Rule 144(c)(1)) under the Securities Act as set forth in customary non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date hereof the Holder certifies that it is not an Affiliate of the Company and has not been an Affiliate of the Company for a period of three months and that the Holder has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by Katten Muchin Rosenman LLP or other nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Registration Effective Date, or at such other time as any of the Unrestricted Conditions has been satisfied, if required by the Transfer Agent to effect the issuance of the applicable Warrant Shares without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of the Warrant Shares then such Warrant Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Registration Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 2(f), it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Warrant Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder's prime broker with DTC, through its DWAC system. For purposes hereof, “Registration Effective Date” shall mean the date that the first Registration Statement covering the Warrant Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC. The Company acknowledges and agrees that, if the Holder delivers a certification that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Securities Act) and has not been an Affiliate for a period of three months, then from and after the delivery thereof, the Holder shall be deemed to have certified that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Securities Act) upon each delivery of an Exercise Form, unless the Holder otherwise advises the Company in writing. For purposes of Rule 144 under the Securities Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Warrant Shares issuable upon any exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on the Original Issue Date. The Holder, by acceptance hereof, acknowledges and agrees that the removal of any restrictive legends from any securities as set forth in this Section 2(f)(ii) is predicated upon the Company’s reliance that the Holder will sell such securities pursuant to either the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold while such registration statement is effective and available for resales of such securities, in compliance with the plan of distribution set forth therein. The Company and its counsel and transfer agent shall be entitled to rely on the foregoing agreement and/or such certificate of each Holder in issuing instructions letters and opinions.

(g)       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. If pursuant to an exercise of this Warrant the Holder would be entitled to a fractional Common Share, the number of Common Shares issuable upon such exercise shall be rounded up or down to the nearest whole number of Common Shares (with 0.5 rounded up) and no cash payment will be made in lieu thereof where rounded down.

(h)       Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

(i)         No Rights of Stockholders. Except as expressly provided in Sections 2(d) and 4(b), the Holder shall not be entitled to vote or be otherwise deemed the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings.

(j)         Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant (or issue any Warrant Shares thereupon), and the Holder shall not have the right to exercise any portion of this Warrant or acquire Warrant Shares pursuant to Section 2(a) or otherwise, to the extent that after giving effect to such exercise as contemplated by the applicable Exercise Form, the Holder, together with the Holder’s Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares beneficially owned by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein), would beneficially own in excess of 4.9% of the total number of Common Shares then issued and outstanding (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation shall not apply to the extent that the Common Stock is deemed not to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage beneficially owned by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act; provided that, for avoidance of doubt, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the applicable Exercise Form with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of this Warrant, and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Company subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. For purposes hereof, the Holder may rely on the number of outstanding Common Shares as set forth in the Company’s most recent annual report filed with the SEC, or any report filed by the Company with the SEC subsequent thereto, in each case, unless the Company has confirmed to the Holder the number of Common Shares outstanding as provided in the next sentence (in which case the Holder may rely upon such confirmation). Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm in writing to the Holder the number of Common Shares then outstanding. Each delivery of an Exercise Form by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of Common Shares requested in such Exercise Form is permitted under this paragraph. In any case, the number of outstanding shares shall be determined after giving effect to the actual conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported.

(k)       Buy-In. In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its Transfer Agent to deliver to the Holder all of the applicable Warrant Shares pursuant to an exercise of this Warrant on or before the last day of the Delivery Period in respect of such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or Holder’s brokerage firm otherwise purchases Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder 100% of the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise on or before the last day of such Delivery Period, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (and refund the Exercise Price therefor, to the extent paid by Holder), or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to cover the sale of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.

3.             Certain Representations and Agreements. The Company represents, covenants and agrees:

(a)       This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)       All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges. As of the Original Issue Date, the Company has reserved from its authorized and unissued Common Shares, exclusively for issuance upon exercise of this Warrant, and from and after the Original Issue Date the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting exercises of this Warrant, such number of Common Shares as shall from time to time be sufficient to effect the exercise of this Warrant in full for cash (without giving effect to the Beneficial Ownership Limitation); and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise of this Warrant in full, the Company will use reasonable best efforts to take such corporate action as may necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(c)       The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise.

(d)       The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which the Common Stock is then listed or traded.

4.             Adjustments and Other Rights. The Exercise Price and Warrant Share Number shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment or distribution under more than one subsection of this Section 4 so as to result in duplication.

(a)       Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) pay or make a dividend or make a distribution on its Common Stock in Common Shares, (ii) split, subdivide or reclassify the outstanding Common Shares into a greater number of shares or (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of Common Shares which such Holder would have owned or been entitled to receive in respect of the Common Shares subject to this Warrant after such date had such Holder held a number of Common Shares equal to the Warrant Share Number immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the Warrant Share Number before the adjustment determined pursuant to the immediately preceding sentence and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(b)       Distributions. Notwithstanding anything to the contrary contained herein (including, for the avoidance of doubt, Section 2(i)), the Holder, as the holder of this Warrant, shall be entitled to receive, and shall be paid by the Company, any dividend paid or distribution of any kind made to the holders of Common Stock, other than a dividend or distribution resulting in an adjustment pursuant to Section 4(a), to the same extent as if the Holder had exercised this Warrant in full in a Cash Exercise (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) and had held such Warrant Shares on the record date for such dividend or distribution (or, if there is no record date therefor, on the date of such dividend or distribution). Payments or distributions under this Section 4(b) shall be made concurrently with the dividend or distribution to holders of the Common Stock. For the avoidance of doubt, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), and such grant, issuance or sale does not result in a dividend or distribution resulting in an adjustment pursuant to Section 4(a), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c)       Organic Change and Major Transaction.

(i)                  At least ten (10) Trading Days prior to the consummation of any Major Transaction or Organic Change, but, in any event, within two (2) Trading Days following the first to occur of (x) the date of the public announcement of such Major Transaction or Organic Change if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction or Organic Change if such announcement is made at or after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via electronic mail and overnight courier to Holder (a “Major Transaction/Organic Change Notice”), which notice shall prominently indicate that it is a “Major Transaction/Organic Change Notice.”

(ii)                  In the event of a Major Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable by written notice given to the Company at any time prior to, concurrently with, or within 30 days after, the consummation of the Major Transaction (or, if later, 30 days after the date of delivery of a Major Transaction/Organic Change Notice with respect to such Major Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation or occurrence of such Major Transaction; provided, however, that, if the Major Transaction is a merger, consolidation, exchange of shares, recapitalization, reorganization, business combination or other similar event in which the stockholders of the Company receive consideration consisting, in whole or in part, of securities or assets (other than cash), the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), in an aggregate amount equal to the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock in connection with the Major Transaction (the cash and/or other consideration payable to the Holder upon a purchase election pursuant to this Section 4(c), the “Major Transaction Consideration”). For purposes hereof, the value of any asset (other than cash or securities) included in the Major Transaction Consideration shall be determined on substantially the same basis as agreed to by the Company and its stockholders (if applicable) pursuant to the underlying Major Transaction, and the value of any security included in the Major Transaction Consideration shall be the Fair Market Value thereof immediately preceding the occurrence of the Major Transaction or, if later, the date of delivery of a Major Transaction/Organic Change Notice with respect to such Major Transaction.

(iii)                  For purposes of clarification, the Holder shall not be required to exercise the Warrant or pay the Exercise Price in order to receive the Major Transaction Consideration. The payment of any cash component of the Major Transaction Consideration will be made by wire transfer of immediately available funds within five (5) Business Days of the Holder’s election (or, if later, on the effective date of the Major Transaction) and any non-cash component(s) of the Major Transaction Consideration shall be delivered to the Holder on substantially the same basis as a holder of Common Shares would be entitled to received comparable consideration as a result of the Major Transaction. The Beneficial Ownership Limitation and any other restriction or limitation on exercise of this Warrant shall be disregarded for purposes of the determination of the Black Scholes Value of the remaining unexercised portion of this Warrant and the Major Transaction Consideration.

(iv)                  If, at any time while this Warrant is outstanding an Organic Change is consummated or otherwise occurs, then, upon exercise of this Warrant, the Holder shall be entitled to receive in lieu of (or in addition to, as the case may be) the Warrant Shares, the kind and amount of securities, cash or other property of the Company or the Successor Entity (as defined below), as the case may be, resulting from such Organic Change, which a Holder of the Warrant Share Number (at the time of such Organic Change and, for the avoidance of doubt, without regard to the Beneficial Ownership Limitation or any other restriction or limitation on exercise) of Warrant Shares would have been entitled to receive upon consummation of such Organic Change if such Warrant Shares had been outstanding immediately prior to such Organic Change; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted (pursuant to a written agreement in form and substance reasonably satisfactory to Required Holders) so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. If holders of Common Shares are given any choice as to the kind and/or amount of stock and/or other securities or property (including cash) to be received in an Organic Change, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Organic Change. For the avoidance of doubt, neither the provisions of this Section 4(c)(iv) nor any partial exercise of this Warrant following the occurrence of an Organic Change shall in any way limit the right of the Holder to elect a repurchase by the Company of this Warrant in accordance with Section 4(c)(ii).

(v)                  Except to the extent that this Warrant is to be purchased by the Company pursuant to Section 4(c)(ii), the Company shall cause any acquiring, surviving or successor entity in a Major Transaction or Organic Change in which the Company does not survive as the parent entity (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Registration Rights Agreement in accordance with the provisions hereof and thereof pursuant to written agreements in form and substance satisfactory to the Holder (including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant). Upon the occurrence of any Major Transaction or Organic Change in which there is a Successor Entity, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Organic Change, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Registration Rights Agreement with the same effect as if such Successor Entity had been named as the Company herein and therein.

(vi)                  Notwithstanding anything to the contrary contained herein, the Holder may deliver an Exercise Form that provides for the exercise of this Warrant (in whole or in part), (A) in the case of a Major Transaction in which the Company survives as the parent entity, that is conditioned upon, and shall occur concurrently with, the consummation of such Major Transaction, or (B) in the case of a Major Transaction in which there is a Successor Entity, that is conditioned upon, and shall occur immediately prior to, the consummation of such Major Transaction or in the case of an Asset Sale, the Company’s distribution of assets to its shareholders, as applicable.

(d)       Certain Repurchases of Common Shares. In case the Company effects a Pro Rata Repurchase of Common Shares, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Common Shares outstanding immediately prior to such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares purchased in such Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of Common Shares outstanding immediately prior to such Pro Rata Repurchase minus the number of Common Shares so repurchased and (y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the Warrant Share Number shall be increased to the number obtained by dividing (i) the product of (x) the Warrant Share Number before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(e)       Calculations. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (l/10th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Share, or more.

(f)        Reserved.

(g)       Notice of Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price and Warrant Share Number that shall be in effect after such adjustment.

(h)       Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(i)         Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable Common Shares (and any other securities, if applicable) that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

5.             Taxes; HSR.

(a)       Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments (or deemed payments) with respect to the Warrants to the extent required by applicable law. To the extent that any amounts are so deducted or withheld and remitted to the applicable governmental authority, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any deemed distribution under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), to a Holder that is not a U.S. Person as defined in the Code (a “non-U.S. Holder”) with respect to a Warrant or upon the exercise thereof, the Company shall be entitled to offset any such amounts against any amounts otherwise payable to such Holder in respect of such Warrant. The Company shall notify the applicable non-U.S. Holder of its intention to make any such withholding or deduction reasonably in advance of doing so, and shall reasonably assist the Holder with claiming any exemption or reduction from such withholding or deduction allowable by law, provided, however, that the Company or its paying agent, as appropriate, shall, in good faith, determine the appropriate amount to withhold under applicable law after consulting with the Holder and its tax advisors. The Company shall provide a receipt or other evidence of payment of any taxes deducted or withheld reasonably acceptable to the Holder within 30 days after making any deduction or withholding of taxes.

(b)       Transfer Taxes. Other than in connection with a transfer under Section 2(e), the Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes (such taxes, “Transfer Taxes) that arise from the issuance of this Warrant and any payment or issuance made under, from the execution, delivery, performance, enforcement or otherwise with respect to, this Warrant or the sale of Warrant Shares or other securities issued hereunder.

(c)       HSR Submissions. If the Holder, in its sole discretion, determines thatthe exercise of this Warrant is subject to notification under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), the Company and the Holder, as applicable, agree to (i) cooperate with the other party in the other party’s preparing and making of such submission and any responses to inquiries of the FTC and DOJ; and (ii) prepare and make any submission required to be filed by the Company or the Holder, as applicable, under the HSR Act and respond to inquiries of the Federal Trade Commission and/or Department of Justice in connection therewith. The Company shall pay, or reimburse the Holder for, the costs of any required filing fees for any submissions under the HSR Act. Where the Holder notifies the Company that, pursuant to this section, the Holder has determined that an HSR filing is required, the Company shall not issue Warrant Shares until the expiration or early termination of the applicable waiting period under the HSR Act.

6.             Frustration of Purpose. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by it hereunder, but shall at all times in good faith carry out all of the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.

7.             Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Action” means any legal, regulatory or administrative proceeding, suit, investigation, arbitration or action.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Holder will be deemed to be an Affiliate of the Holder.

“Asset Sale” means a transaction described in clause (B) of the definition of “Major Transaction.”

“Beneficial Ownership Limitation” has the meaning specified in Section 2(j) hereof.

“Black Scholes Value” means the value of this Warrant or applicable portion thereof as determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close; provided, however, for clarification, bank institutions shall not be deemed to be authorized or obligated by law or executive order to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Cash Exercise” has the meaning specified in Section 2(b) hereof.

“Cashless Exercise” has the meaning specified in Section 2(c) hereof.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning specified in the preamble hereof.

“Company” has the meaning specified in the preamble hereof.

“Credit Agreement” has the meaning specified in the preamble hereof.

“Delivery Period” has the meaning specified in Section 2(d).

“DTC” has the meaning specified in Section 2(d) hereof.

“DWAC” has the meaning specified in Section 2(d) hereof.

“Enterprise Value” means, as of any date of determination, (i) the product of (x) the number of issued and outstanding Common Shares on such date, multiplied by (y) the Market Price of the Common Shares on such date, plus (ii) the amount of the Company’s debt, as shown on the latest financial statements filed with the SEC prior to such date, less (iii) the amount of cash and cash equivalents of the Company, as shown on such financial statements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning specified in Section 2(a) hereof.

“Exercise Form” has the meaning specified in Section 2(a) hereof.

“Exercise Price” means $1.1114, subject to adjustment as set forth herein.

“Fair Market Value” of a Common Share, any other security or any other asset, as of any date of determination, means: (i) if the Common Shares or such other security are publically traded, the closing (last sale) price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Shares or of such other security (per Common Share or other security), as applicable, on the United States principal exchange or market on which the Common Shares or such security, as applicable, is so listed or quoted (which, in the case of the Common Shares on the Original Issue Date, is the NASDAQ Global Select Market), at the end of regular trading hours on such exchange or market; and (ii) if the Common Shares or such other security are not so publicly traded, the per share fair market value as reasonably determined by the Company (provided that such determination shall be made in reliance on the most recent valuation of an independent investment banking or valuation firm retained by the Company, to the extent such a valuation has been prepared, with such adjustments as shall be reasonably necessary to reflect subsequent events, unless the Company reasonably determines that such valuation is no longer reliable; provided that the Holder shall have a right to receive from the Company the calculations performed to arrive at such fair market value and a copy of any valuation use in connection therewith.

“Holder” has the meaning specified in the preamble hereof.

“Major Transaction” means any of the following, in each case, whether effected in a single transaction or series of related transactions, directly or indirectly: (A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event that results in a change in control of the Company (i.e., current stockholders no longer hold at least 50% of the Common Stock or no longer have the ability to elect a majority of the Board of Directors of the Company); (B) a sale, exclusive license, lease, conveyance, transfer or other disposition of assets in one transaction or a series of related transactions for a purchase price of more than 50% of the Company’s Enterprise Value or a sale, exclusive license, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s assets; (C) a purchase, tender or exchange offer made to the holders of outstanding Common Shares (whether by the Company or a third party), such that following the completion of such purchase, tender or exchange offer a change of control shall have occurred (i.e., current stockholders no longer hold at least 50% of the Common Stock or no longer have the ability to elect a majority of the Board of Directors of the Company); (D) an issuance or series of issuances by the Company after the Original Issue Date (other than to the Holder and its Affiliates) of an aggregate number of Common Shares equal to 50% or more of the Company’s outstanding Common Stock as of the date of such issuance (or first issuance of such series, as applicable); (E) the liquidation, bankruptcy, insolvency, dissolution or winding up (or the occurrence of any analogous proceeding) of the Company; (F) the Common Shares cease to be listed, traded or publicly quoted on the NASDAQ Global Select Market and are not immediately re-listed or requoted on either the New York Stock Exchange, the NYSE American, the NASDAQ Global Market or the NASDAQ Capital Market; or (G) the Common Stock ceases to be registered under Section 12 of the Securities Exchange Act of 1934.

“Market Price” means, with respect to a share of Common Stock or any other security, on any given day, the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock or such security on each of the five (5) consecutive Trading Days immediately preceding the date in question. In the event that a Stock Event is consummated during any period for which the arithmetic average of the Volume Weighted Average Prices is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

“Organic Change” means any merger, consolidation, business combination, recapitalization, reorganization, reclassification, spin-off or other transaction (including any Major Transaction in respect of which the Holder has not elected to have this Warrant redeemed) other than a transaction subject to Section 4(a), in each case, that is effected in such a way that the outstanding Common Shares are converted into, are exchanged for or become the right to receive (either directly or upon subsequent liquidation) cash, securities or other property.

“Original Issue Date” means June 30, 2022.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Pro Rata Repurchase” means any purchase of Common Shares by the Company or any subsidiary thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) any other offer available to substantially all holders of Common Shares, in each case whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding; provided, however, that, for the avoidance of doubt, “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any subsidiary thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Registration Effective Date” has the meaning specified in Section 2(f)(iii) hereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Original Issue Date, among the Company, Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P., as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Required Holders” means, as of any date of determination, the holders of a majority-in-interest of the Warrants as of such date.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

“Stock Event” means any stock split or other subdivision of outstanding Common Stock or other security for which Market Price is being determined, combination of outstanding Common Stock or other security for which Market Price is being determined (including by reverse stock split), reclassification, payment of a stock dividend in Common Shares or such other security, recapitalization, or other similar transaction of such character that Common Shares or such other security, as applicable, shall be changed into or become exchangeable for a larger or smaller number of Common Shares or such other security.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means any day on which the Common Shares are traded for any period on the NASDAQ Global Select Market, or if the Common Shares are no longer listed on the NASDAQ Global Select Market, on the other United States securities exchange or market on which the Common Shares are then being principally traded. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Unrestricted Conditions” has the meaning specified in Section 2(f)(iii) hereof.

“Volume Weighted Average Price” means, with respect to a share of Common Stock or any other security as of any date, the volume weighted average sale price on the principal United States exchange or market on which the Common Stock or such security is then being traded as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Required Holders and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board or the OTCQX Market, the OTCQB Market or Pink Open Market of OTC Markets Group (or, in each case, any successor to such market).

“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) hereof.

“Warrant Share Number” means 1,889,509, subject to adjustment as set forth herein, including reduction for each Common Share as to which this Warrant has been exercised (whether pursuant to a Cash Exercise or a Cashless Exercise) hereunder (subject to the Company’s compliance with its obligations with respect to each such exercise under Section 2 hereof).

“Warrant Shares” has the meaning set forth in the preamble.

8.             Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Required Holders, and all amendments and waivers so approved shall be binding upon holders of all warrants issued pursuant to the Credit Agreement.

9.             Governing Law; Jurisdiction; Specific Performance. This Warrant and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Warrant shall be heard and determined in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 10 of this Warrant. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof.

10.             Notices. All notices, requests, claims, demands and other communications under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 10):

(a)       If to the Holder:

c/o Deerfield Management Company, L.P.

345 Park Avenue South, 12th Floor

New York, NY 10010

Attn: Legal Department

E-mail: [ ]

With a copy to (which copy alone shall not constitute notice):

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Mark D. Wood and Jonathan D. Weiner

Email: [ ]

or at such other address or contact information delivered by the Holder to the Company in writing.

(b)       If to the Company:

Acutus Medical, Inc.

2210 Faraday Ave Suite 100

Carlsbad, CA 92008

Attention: David Roman

Email: [ ]

with a copy to (which copy alone shall not constitute notice):

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan Denenberg

Email: [ ]

In connection with the delivery of any exercise or assignment of this Warrant, no ink-original Exercise Form or Assignment Form, as applicable, shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form or Assignment Form be required.

11.             Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(f) with respect to the Holder); provided that the Company shall not assign its obligations under this Warrant except in connection with a Major Transaction or Organic Change as provided in Section 4(c).

12.             Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

13.             Material Nonpublic Information. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material nonpublic information relating to the Company or its subsidiaries, if requested by Holder, the Company shall within one (1) Trading Day after any such receipt or delivery, publicly disclose such material nonpublic information in a report on Form 8-K or otherwise in a filing with the SEC. Without derogating from the immediately previous sentence, in the event that the Company believes that any notice delivered to the Holder contains material nonpublic information relating to the Company, the Company shall so indicate to the Holder prior to the delivery of such notice, and such indication shall provide the Holder the means to refuse to receive such notice; and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material nonpublic information relating to the Company.

14.             Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof’ when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

[Signature pages follow]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: June 30, 2022.

ACUTUS MEDICAL, INC.

By:	/s/ David Roman
Name: David Roman
Title: Chief Financial Officer

[Signature Page to Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE
(To be executed by the registered holder hereof)

Reference is made to the Warrant to Purchase Common Shares of Acutus Medical, Inc. issued to [Deerfield Partners, L.P. / Deerfield Private Design Fund III, L.P.] on June 30, 2022 (the “Warrant”).

The undersigned hereby irrevocably exercises the Warrant with respect to shares of common stock, par value $0.001 per share (the “Common Stock”), of Acutus Medical, Inc., a Delaware corporation (the “Company”).

Check the applicable box:

□ The undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.

□ The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock pursuant to a Cash Exercise and is hereby delivering by wire transfer to an account designated by the Company, $____ as payment of the Exercise Price.

1. The undersigned requests that [any stock certificates for such shares be issued free of any restrictive legend, if appropriate,]/[the shares be credited to the Holder’s account with its prime broker by DWAC to the account specified below] [and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.]

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:	Signature ____________________________

Please issue shares of Common Stock in the following name and to the following address:

Issue to (print name):
Email Address:
DTC Details (if applicable):
Address for Stock Certificates (if applicable):

EXHIBIT B

ASSIGNMENT FORM
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  (the “Assignee”) the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                                , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature ____________________________
Address _____________________________

PARTIAL ASSIGNMENT
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                            the right to purchase                           Common Shares issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint                    , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature ____________________________
Address _____________________________

B-1

Schedule 1

Black-Scholes Value

Remaining Term	Number of calendar days from date of consummation of the Major Transaction until the last date on which this Warrant may be exercised.
Interest Rate	A risk-free interest rate corresponding to the US$ Treasury Yield + 0.50% for a period equal to the Remaining Term.
Cost to Borrow	Zero
Volatility

If the first public announcement of the Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

If the first public announcement of the Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding Trading Day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

Stock Price	The greatest of (1) the per share closing (last sale) price of the Common Shares on the Nasdaq Global Select Market, or, if that is not the principal trading market for the Common Shares, such principal market on which the Common Shares are traded or listed (the “Closing Market Price”) on the Trading Day immediately preceding the date on which the Major Transaction is consummated, and (2) the first Closing Market Price following the first public announcement of the Major Transaction, and (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction.